                                                                    Exhibit 10.1

                         STORYFIRST COMMUNICATIONS, INC.
                             1992 STOCK OPTION PLAN
                            EFFECTIVE OCTOBER 9, 1992

                                   ARTICLE ONE
                               GENERAL PROVISIONS

1.1   PURPOSE OF THE PLAN

      This 1992 Stock Option Plan ("Plan") is implemented as of October 9, 1992
("Effective Date"), to enable StoryFirst Communications, Inc. ("Corporation") to grant options to the directors of the Corporation ("Eligible Individuals").
Options granted under this Plan will be non-statutory options, which are designed not to satisfy the requirements of Section 422 of the Internal Revenue
Code.

1.2   ADMINISTRATION OF THE PLAN

      A.   Committee. The Board of Directors of the Corporation ("Board") will administer the Plan. The Board may delegate the responsibility for administration of the Plan with respect to designated grant recipients to one or more individuals or committees, subject to such limitations as the Board deems appropriate. With respect to any matter, the term "Committee," when used in this
Plan, will refer to the committee that has been delegated authority with respect to such matter. Members of a committee will serve for such term as the Board may determine, and will be subject to removal by the Board at any time.

      B.   Authority. Any Committee will have full authority to administer the
Plan within the scope of its delegated responsibilities, including authority to interpret and construe any relevant provision of the Plan, to adopt such rules and regulations as it may deem necessary, and to determine the terms of grants made under the Plan (which need not be identical). Decisions of a Committee made within the discretion delegated to it by the Board will be final and binding on all persons.

1.3   STOCK SUBJECT TO THE PLAN

      A.   Number of Shares. Shares of the Corporation's Common Stock ("Common
Stock") available for issuance under the Plan will be drawn from the
Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock that may be issued under the
Plan will not exceed 7,500.

                                     - 1 -

      B.   Expired Options. If an outstanding option under this Plan expires or terminates for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of this Plan), the shares subject to the portion of the option not so exercised will be available for subsequent option grant under this Plan.

      C.   Adjustments. If any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments will be made to (i) the number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and price per share in effect under each outstanding grant under the
Plan. The purpose of these adjustments will be to preclude the enlargement or dilution of rights and benefits under the grants.

                                   ARTICLE TWO
                                OPTION PROVISIONS

2.1   TERMS AND CONDITIONS OF OPTIONS

      A.   Committee Discretion. The Committee will have full authority to determine which individuals are Eligible Individuals and which Eligible
Individuals are to receive option grants under the Plan, the number of shares to be governed by each such grant, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to remain outstanding.

      B.   Term. No option granted under the Plan will be exercisable after the expiration of 10 years from the date the option was granted.

      C.   Price. The option price per share will be fixed by the Committee;
provided, however, that in no event will the option price per share be less than
100% of the Fair Market Value of a share of Common Stock on the date of the grant.

      D.   Exercise and Payment. After any option granted under the Plan becomes exercisable, it may be exercised by notice to the Corporation at any time before the termination of the option. The option price will be payable in full in cash or check made payable to the Corporation; provided, however, that the Committee may, either at the time the option is granted or at the time it is exercised and subject to such limitations as it may determine, authorize payment of all or a portion of the option price in shares of Common Stock valued as of the exercise date and held for the requisite period to avoid a charge to the Corporation's earnings. The "Exercise Date" will be the date on which written notice and actual payment is received by the Corporation.

                                     - 2 -

      E.   Stockholder Rights. An option holder will have no stockholder rights with respect to any shares covered by an option before the Exercise Date of the option, as defined in the immediately preceding Paragraph.

      F.   Separation from Service. The Committee will determine whether options will continue to be exercisable, and the terms of such exercise, on and after the date that an optionee ceases to render periodic services to the Corporation, its parent, or subsidiary provided, however, that in no event will an option be exercisable after the specified expiration date of the option term. The date of termination of an optionee's employment will be determined by the Committee, which determination will be final.

      G.   Fair Market Value. For all purposes under this Plan, the fair market value per share of Common Stock on any relevant date under the Plan ("Fair
Market Value") will be determined by the Committee after taking into account such factors as the Committee deems appropriate.

      H.   Transferability. During the lifetime of the optionee, options will be exercisable only by the optionee and will not be assignable or transferable by the optionee otherwise than by Will or by the laws of descent and distribution following the optionee's death.

2.2   CORPORATE TRANSACTIONS

      A.   Acceleration. If the Corporation or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Corporation by means of sale, merger, reorganization or liquidation ("Corporate Transaction"), then each option outstanding under the
Plan will become exercisable, immediately before the consummation of the
Corporate Transaction, with respect to the full number of shares of Common Stock purchasable under that option. All outstanding options that are not exercised before the consummation of the Corporate Transaction will terminate immediately on consummation of the Corporate Transaction unless assumed pursuant to a written agreement by the successor corporation or a parent or subsidiary of the successor corporation.

      B.   Corporation Rights. The grant of options under this Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

2.3   CANCELLATION AND REGRANT

      The Committee will have the authority, at any time and from time to time, with the consent of the affected holders of grants under this Plan, to cancel any or all

                                     - 3 -

outstanding grants under the Plan and to make substitute grants under the Plan covering the same or different numbers of shares of Common Stock but having an exercise price per share not less than 100% of the fair market value of the
Common Stock on the new grant date.

                                     - 4 -

2.4   RIGHTS OF FIRST REFUSAL

      The Committee may in its discretion determine that it shall be a term and condition of one or more options exercised under the Plan that the Corporation or its assigns will have a right of first refusal to repurchase any or all of the shares of Common Stock previously acquired by the optionee upon the exercise of such option. Any such right of first refusal will be exercisable on such terms and conditions as the Committee may specify in the instrument evidencing such right. The Committee will also have full power and authority to provide for the automatic termination of these rights of first refusal, in whole or in part.

                                  ARTICLE THREE
                                  MISCELLANEOUS

3.1   AMENDMENT

      The Board may amend, suspend or discontinue the Plan in whole or in part at any time. The Committee has full power and authority to modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding grant, to the extent not inconsistent with the Plan; provided, however, that no such modification or waiver shall, without the consent of the holder of the grant, adversely affect the holder's rights thereunder.

3.2   TAX WITHHOLDING

      A.   Obligation. The Corporation's obligation to deliver shares or cash upon the exercise of grants under the Plan is subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

      B.   Stock Withholding. The Committee may, in its discretion and upon such terms and conditions as it may deem appropriate, provide any or all holders of outstanding grants under the Plan with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such grants, one or more of such shares with an aggregate Fair Market Value equal to the Federal, State and local employment and income taxes ("Taxes")
incurred in connection with the acquisition of such shares. Optionees may also be granted the right to deliver previously acquired shares of Common Stock held for the requisite period to avoid a charge to earnings in satisfaction of such
Taxes. The withheld or delivered shares will be valued at the Fair Market Value on the applicable determination date for such Taxes.

                                     - 5 -

3.3   EFFECTIVE DATE AND TERM OF PLAN

      This Plan will become effective on October 9, 1992 and will expire at midnight on October 8, 2002.

                                     - 6 -

3.4   USE OF PROCEEDS

      Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan will be used for general corporate purposes.

3.5   REGULATORY APPROVALS

      The implementation of the Plan, any grants under the Plan, and the issuance of stock upon the exercise of any such grant will be subject to the procurement by the Corporation of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, grants made under the
Plan, and stock issued pursuant to the Plan.

3.6   NO EMPLOYMENT/SERVICE RIGHTS

      Neither the establishment of this Plan, nor any action taken under the terms of this Plan, nor any provision of this Plan will be construed to grant any individual the right to remain in the employ or service of the Corporation
(or the parent or any subsidiary) for any period of specific duration, and the
Corporation (or the parent or any subsidiary retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause. Nothing contained in this Plan or in any grant under this Plan will affect any contractual rights of an employee pursuant to a written employment agreement.

                                     - 7 -

AMENDMENT NUMBER ONE TO THE

                         STORYFIRST COMMUNICATIONS, INC.
                             1992 STOCK OPTION PLAN

                           EFFECTIVE OCTOBER 28, 1994

Section 1.1 of the StoryFirst Communications, Inc. 1992 Stock Option Plan is
amended in its entirety to read in full as follows:

This  1992 Stock Option Plan ("Plan") is implemented as of October 9, 1992
      ("Effective Date"), to enable StoryFirst Communications, Inc.
      ("Corporation") to grant options to the directors, officers and consultants of the Corporation ("Eligible Individuals").Options granted under this Plan will be non-statutory options, which are designed not to satisfy the requirements of Section 422 of the Internal Revenue
      Code.

                                     - 8 -